UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. __)*

IntelliCorp, Inc.
(Name of Issuer)

Common Stock
(Title of Class of Securities)

458153 10 3
(CUSIP Number)

David H. Stanley, Vice President, General Counsel and Secretary,
Informix Corporation,
4100 Bohannon Drive, Menlo Park, CA
(415) 926-6300
(Name, Address and Telephone Number of Person Authorized to Receive
 Notices and Communications)

May 3, 1993
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with the statement [x]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of less than five percent of such class.) (See Rule 13d-7.)

NOTE: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).



SCHEDULE 13D

CUSIP No. 458153 10 3

1     NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
      Informix Corporation     IRS I.D. No. 94-30711736

2     CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (See
      Instructions) (a) [ ]    (b) [ ]

3     SEC USE ONLY

4     SOURCE OF FUNDS (See Instructions)
      WC

5 CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e) [ ]

6     CITIZENSHIP OR PLACE OF ORGANIZATION
       Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH

7     SOLE VOTING POWER
      1,428,571

8     SHARED VOTING POWER
      Not Applicable

9     SOLE DISPOSITIVE POWER
      1,428,571

10    SHARED DISPOSITIVE POWER
      Not Applicable

11    AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
      1,428,571

12 CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (See Instructions) [ ]

13    PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
      14.8%

14    TYPE OF REPORTING PERSON (See Instructions)
      CO


*SEE INSTRUCTIONS BEFORE FILLING OUT!



SCHEDULE 13D

UNDER THE

SECURITIES EXCHANGE ACT OF 1934


ITEM 1.     Security and Issuer

(a)     Title of Class of Equity Securities:  Common Stock

(b)     Name and Address of Principal Executive Offices of
        Issuer:

IntelliCorp, Inc.
1975 El Camino Real West
Mountain View, California 94040

ITEM 2.     Identity and Background

(a)     Name of Person Filing:  Informix Corporation

(b)     Address of Principal Business Office:

4100 Bohannon Drive
Menlo Park, California 94025

(c)     Principal Business:

Software

(d)     Criminal Proceedings:

During the last five years the Reporting Person has not been convicted in any criminal proceeding.

(e)     Civil Proceedings:

During the last five years the Reporting Person has not been a party to any civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or State securities laws or finding any violation with respect to such laws.

(f)     Place of Organization:  Delaware

ITEM 3.     Source and amount of Funds or Other Consideration:

The $1,999,999.40 used to purchase the shares of the Issuer's Common Stock was derived from the Reporting Person's working capital.

ITEM 4.     Purpose of Transaction:

The Issuer and the Reporting Person have entered into that certain Common Stock Purchase Agreement dated May 3, 1993 attached hereto as
Exhibit 1 and incorporated by reference herein (the "Agreement"), whereby the Issuer issued to the Reporting Person, on May 3, 1993, 1,428,571 shares of previously unissued Issuer Common Stock for $1.40 per share, for a total cash consideration of $1,999,999.40.

Pursuant to Sections 7.6 and 8.8 of the Agreement, the Reporting Person has certain rights to maintain its ownership percentage in Issuer Common Stock. See Sections 8.9 and 9.2 of the Agreement for provisions regarding certain rights and obligations of the parties in respect of changes in control of the Issuer and tender offers for the Issuer's securities.

The purpose of the transaction is to provide working capital to the Issuer to enhance the working relationship between the Issuer and the Reporting Person, as described in their joint press release attached hereto as Exhibit 2 and incorporated by reference herein.

ITEM 5.     Interest in Securities of Issuer:

(a)     Number of Shares Beneficially Owned:     1,428,571

Percent of Class:     14.8

(b)     Sole Power to Vote, Direct the Vote of, or Dispose of Shares:

1,428,571

(c)     Recent Transactions:     N/A

(d)     Rights with Respect to Dividends or Sales Proceeds:     N/A

(e)     Date of Cessation of Five Percent Beneficial Ownership:     N/A

ITEM 6.     Contracts, Arrangement, Understandings or Relationships:

Pursuant to Sections 8.1, 8.2, 8.3, 8.4, 8.5 and 8.6 of the Agreement, the Reporting Person will be subject to certain standstill provisions and restrictions on voting and transfer of the securities of the Issuer. See the Agreement for a further description of these provisions, and see generally the response to Item 4 hereof.

ITEM 7.     Material to Be Filed as Exhibits

Exhibit 1    Common Stock Purchase Agreement

Exhibit 2    Joint Press Release


SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

May __, 1993                         INFORMIX CORPORATION

                                     By:/s/DAVID H. STANLEY

                                     Title: Vice President


     EXHIBIT INDEX

Sequentially
No.          Document                         Numbered Page

1            Common Stock Purchase Agreement

2            Joint Press Release